Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2010 RESULTS

Performance reflects quarterly revenue and earnings improvement as well as continued balance sheet discipline

Newport Beach, CA – May 6, 2010 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2010.

Fiscal 2010 First Quarter Financial Highlights – versus Fiscal 2009 First Quarter

•	Net sales of $46.7 million, an increase of 5%.

•	Net income of $1.8 million, more than double the $0.7 million generated in Q1 2009.

•	Earnings per diluted share were $0.07, compared with $0.03 in the prior year period.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our first quarter year-over-year sales growth reflects improved conditions in the U.S. agricultural sector and the intense focus of our sales and marketing team. The farm credit difficulties and distributor inventory retrenchment of 2009 have moderated and improved weather conditions have resulted in more normal planting patterns. Additionally, the 2010 resurgence in cotton and peanut acreage represents a very positive development for us given the strong product offering that we have for those crops.”

“Our Company maintained the focused financial discipline on inventory and receivables that we have exercised effectively since the second half of 2009. Our inventory levels ended at $74.3 million, $38.2 million lower as compared to $112.5 million last year. Our receivables were $10.5 million lower, at $53.3 million, as compared to $63.8 million last year, even with increased sales. Overall, these key drivers have resulted in a decrease in debt, which is down $44.9 million at $70.8 million, from $115.7 million this time last year. It is our intention to continue this focus on balance sheet strength throughout 2010.”

Mr. Wintemute concluded, “As we mentioned in our final 2009 performance report, we continue to seek products that can strengthen our portfolio both through acquisition / licensing and via our in-house product development program. We are making good progress on a number of these projects and our future growth potential will be enhanced by these efforts. We expect that the combination of more favorable market conditions, increased demand in several key crops, higher utilization rates in our manufacturing facilities, improved organizational capabilities and judicious financial control will allow American Vanguard to achieve better performance in 2010.”

Conference Call

Eric Wintemute, President & CEO, Trevor Thorley, EVP & COO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, May 6, 2010. Interested parties may participate in the call by dialing 706-679-3155 please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 70970269). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poors 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:

American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended March 31
	2010	2009
Net sales	$46,712	$44,637
Cost of sales	27,788	26,081

Gross profit	18,924	18,556
Operating expenses	15,168	16,563

Operating income	3,756	1,993
Interest expense	761	886
Interest capitalized	(10)	(21)

Income before income tax	3,005	1,128
Income tax expense	1,178	429

Net income	$1,827	$699

Earnings per common share—basic	$.07	$.03

Earnings per common share—assuming dilution	$.07	$.03

Weighted average shares outstanding—basic	27,346	27,004

Weighted average shares outstanding—assuming dilution	27,623	27,663

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands – except share amounts)

	Mar. 31, 2010	Dec. 31, 2009
	(Unaudited)	(Note)
Assets
Current assets:
Cash	$1,520	$383
Receivables:
Trade, net of allowance for doubtful accounts of $650 and $635, respectively	53,298	40,681
Other	219	382

	53,517	41,063

Inventories	74,339	72,512
Prepaid expenses	2,356	2,143
Income taxes receivable	3,514	3,575

Total current assets	135,246	119,676
Property, plant and equipment, net	39,462	39,196
Intangible assets	85,837	86,973
Other assets	9,363	8,866

	$269,908	$254,711

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$8,528	$8,528
Accounts payable	17,725	11,401
Accrued program costs	15,665	27,188
Accrued expenses and other payables	3,863	3,762
Income taxes payable	996	—

Total current liabilities	46,777	50,879
Long-term debt, excluding current installments	62,284	45,432
Other Long-term Liabilities	192	192
Deferred income taxes	5,121	5,121

Total liabilities	114,374	101,624

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,594,526 shares at March 31, 2010 and 29,575,562 shares at December 31, 2009	2,959	2,958
Additional paid-in capital	42,007	41,529
Accumulated other comprehensive loss	(1,331)	(1,743)
Retained earnings	115,052	113,496

	158,687	156,240
Less treasury stock, at cost, 2,260,996 shares at March 31, 2010 and at December 31, 2009	(3,153)	(3,153)

Total stockholders’ equity	155,534	153,087

	$269,908	$254,711

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2010 and 2009

(Unaudited)

Increase (decrease) in cash	2010	2009
Cash flows from operating activities:
Net income	$1,827	$699
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	2,738	2,712
Amortization of other long term assets	788	663
Stock-based compensation expense related to stock options and employee stock purchases	202	238
Changes in assets and liabilities associated with operations:
Increase in net receivables	(12,454)	(12,159)
Increase in inventories	(1,827)	(21,901)
Increase in prepaid expenses and other assets	(1,622)	(1,844)
Increase in accounts payable	6,556	5,559
Decrease in income tax receivable	61	—
Decrease in other current liabilities	(10,696)	(6,424)

Net cash used in operating activities	(14,427)	(32,457)

Cash flows from investing activities:
Capital expenditures	(1,868)	(945)

Net cash used in investing activities	(1,868)	(945)

Cash flows from financing activities:
Net borrowings under line of credit agreement	18,900	34,500
Principal payments on long-term debt	(2,027)	(1,176)
Decrease in other notes payable	(21)	—
Proceeds from the issuance of common stock (exercise of stock options and sale of stock under ESPP)	277	291

Net cash provided by financing activities	17,129	33,615

Net increase in cash	834	213
Cash and cash equivalents at beginning of year	383	1,229
Effect of exchange rate changes on cash	303	5

Cash and cash equivalents as of March 31	$1,520	$1,447